UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 14, 2007

NASHUA CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts	1-05492	02-0170100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11 Trafalgar Square, Suite 201
Nashua, New Hampshire 03063
(Address of principal executive offices and zip code)
(603) 880-2323
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement
     On March 14, 2007, Nashua Corporation (the “Company”) adopted the 2007 Management Incentive Plan (the “MIP”) for specified employees. Participants in the MIP are limited to key managers of the Company, including corporate staff officers, non-officer general managers and key functional directors and managers. Eligible participants are reviewed and approved by the Leadership and Compensation Committee of the Board of Directors at the beginning of each fiscal year.
     Participants are entitled to earn an annual bonus under the MIP that is established each fiscal year. The amounts payable under the MIP are determined based on the following factors:
•	A threshold bonus level is established based on annual financial targets for the Company, which are measured at 80% of the Company’s overall budgeted pre-tax, pre-bonus income. Target performance levels are achieved at budgeted pre-tax, pre-bonus levels;

•	Depending on the participant’s area of responsibility, achievement of targets for sales, net margins (defined as gross margins less distribution cost), and/or targeted levels of selling, general and administrative cost; or

•	Individual goals as agreed to with the Leadership and Compensation Committee for the president and chief executive officer, and as agreed to with the president and chief executive officer for the other senior management executives.
     There are no payments if the minimum threshold of 80% of pre-tax, pre-bonus income is not achieved. The maximum bonus amount for each participant under the MIP is 200% of the participant’s annual salary and would be payable if the Company met a performance target of 130% of the Company’s annual pre-tax budget.
     If target levels of performance are achieved in 2007, the following senior management executives will be eligible to receive bonuses up to the following percentages of base salary:

	Minimum		Target
Executive	Threshold		Performance	Maximum
Officer	Performance Level(1)		Level	Performance Level (2)
			(% of salary)
Thomas Brooker	0	%(3)	50%	200%
John Patenaude	25%		50%	83%
Thomas Kubis	20%		40%	65%
Michael Travis	20%		40%	65%
Donna DiGiovine	17.5%		35%	49%
(1)	Minimum threshold level of performance equals 80% of the Company’s targeted pre-tax, pre-bonus income;

(2)	The maximum performance level is based upon performance that equals 130% of the Company’s targeted pre-tax, pre-bonus income; and

(3)	The threshold target for Mr. Brooker is 90% of the Company’s targeted pre-tax, pre-bonus income.
     A copy of the MIP is attached as Exhibit 10.1 to this Current Report on Form 8-K and the information set forth therein is incorporated by reference.
Item 1.02 — Termination of a Material Definitive Agreement
     As discussed above in Item 1.01, on March 14, 2007, the Company adopted the MIP. The MIP terminated the Company’s Management Incentive Plan that was adopted on April 1, 2005.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits
     See Exhibit Index attached hereto.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NASHUA CORPORATION
Date: March 20, 2007	By:	/s/ John L. Patenaude
John L. Patenaude
Vice President — Finance, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	2007 Management Incentive Plan